                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                       VALLEY NATIONAL GASES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                          [VALLEY NATIONAL GASES LOGO]

                       VALLEY NATIONAL GASES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
VALLEY NATIONAL GASES INCORPORATED

     The Annual Meeting of the Shareholders of Valley National Gases Incorporated, a Pennsylvania corporation (the "Company"), will be held at the Wyndham Pittsburgh Airport Hotel, 777 Aten Road, Coraopolis, Pennsylvania 15108, on Tuesday, October 28, 2003, commencing at 9:00 a.m., Eastern time, for the following purposes:

          1. To elect three directors to hold office until the 2006 Annual Meeting of Shareholders; and

          2. To transact such other business, if any, as properly may be brought before the meeting.

     The close of business on September 11, 2003 has been designated as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                          By order of the Board of Directors,

                                          /s/ Robert D. Scherich

                                          Robert D. Scherich, Secretary

Washington, Pennsylvania
September 29, 2003

     A proxy for the annual meeting is enclosed herewith. Even though you may plan to attend the meeting in person, please mark, date and execute the enclosed proxy and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

                       VALLEY NATIONAL GASES INCORPORATED
                              200 WEST BEAU STREET
                         WASHINGTON, PENNSYLVANIA 15301

                            ------------------------

                                PROXY STATEMENT
                               SEPTEMBER 29, 2003

                            ------------------------

     This proxy statement is furnished to the holders of Common Stock of Valley National Gases Incorporated (the "Company") in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Shareholders (the "Annual Meeting") to be held at the Wyndham Pittsburgh Airport Hotel, 777 Aten Road, Coraopolis, Pennsylvania 15108, on Tuesday, October 28, 2003 at 9:00 a.m., Eastern time, and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of the Shareholders. Only holders of record of the Company's Common Stock at the close of business on September 11, 2003 will be entitled to vote at the Annual Meeting. Such holders are hereinafter referred to as the "Shareholders." The Company is first mailing this proxy statement and the enclosed form of proxy to Shareholders on or about September 29, 2003.

     Whether or not you expect to be present in person at the meeting, you are requested to complete, sign, date and return the enclosed form of proxy, and the shares represented thereby will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of Common Stock can be voted only when represented by a properly executed proxy.

     Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The close of business on September 11, 2003 has been fixed as the record date for the determination of the Shareholders entitled to vote at the Annual Meeting. As of the record date, 9,356,834 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting, with 833 holders of record. Shareholders will be entitled to cast one vote on all matters for each share of Common Stock held of record on the record date.

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2003 accompanies this proxy statement.

     The Company's Audit and Finance Committee has recommended the selection of PricewaterhouseCoopers, LLP to the Board of Directors as the Company's principal accountant for the fiscal year ending June 30, 2004. The Company's Board of Directors will consider this recommendation at its next regularly scheduled meeting on October 28, 2003. PricewaterhouseCoopers, LLP was appointed as the Company's independent auditors on March 28, 2003. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by telephone, telefax or other means, or personal interview, by directors, officers or regular employees of the Company who will receive no additional compensation for their services.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON FORM OF PROXY)

NOMINEES AND CONTINUING DIRECTORS

     The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. At the Annual Meeting, three directors of the Company are to be elected for a term expiring at the Annual Meeting in 2006, or until their successors have been elected and have qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should a nominee be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person as the Board of Directors of the Company may recommend.

                                                                  SERVED AS
                                                                  DIRECTOR
NAME, AGE, PRINCIPAL OCCUPATION OR POSITION, OTHER DIRECTORSHIPS    SINCE
----------------------------------------------------------------  ---------
TO BE ELECTED FOR TERM ENDING IN 2006:

Ben Exley, IV, 56.............................................      1997

  Mr. Exley was elected a Director of the Company in January
  1997. He served as a Marketing Specialist for the Ohio Valley
  Industrial and Business Development Corporation from April
  1998 to May 2000 and served as its Interim Executive Director during 1999. He served as the President of Ohio Valley
  Clarksburg, Inc. from 1987 through 1997 and Bailey Drug
  Company from 1993 through 1997, both of which are pharmaceutical distributors and wholly owned subsidiaries of Cardinal Health Inc. Mr. Exley has also served on the board of directors of several companies, including BankOne West
  Virginia N.A. from 1994 through 2000, BankOne
  Wheeling-Steubenville N.A. from 1991 through 2000 and Stone &
  Thomas, a chain of clothing department stores, from 1991 through 1997. Mr. Exley is a graduate of West Virginia
  Wesleyan College with a Bachelor of Science degree in Business
  Administration. He also holds a Masters in Business
  Administration degree from Northern Illinois University.

William A. Indelicato, 64.....................................      1997

  Mr. Indelicato was elected a Director of the Company in January 1997 and was appointed as the Company's Vice Chairman and Acting Chief Executive Officer in February 2002. Mr.
  Indelicato has been President of ADE Vantage, Inc., a business consulting firm which provides certain services to the Company, since July 1992. From 1988 to 1991, Mr. Indelicato served as General Business Director of Union Carbide
  Industrial Gases Inc. Mr. Indelicato has also been an associate professor of strategic management at Pace University in New York. Mr. Indelicato received his Bachelor of Science degree in Electrical Engineering from the University of Notre
  Dame and his Masters in Business Administration degree from Pace University.

August Maier, 74..............................................      1997

  Mr. Maier was elected a Director of the Company in January
  1997 and served as the Company's Acting President from February 2002 to October 2002. In September 1997, Mr. Maier became an employee of the Company and served as Corporate
  Director of Field Operations until his retirement in July
  1999. He served as Chief Executive Officer of Houston Fearless
  76, a manufacturer of digital imaging and film processing equipment, from May 1995 to August 1997. From October 1987 to
  May 1995, Mr. Maier was Chief Executive Officer of Holox,
  Inc., a large distributor of industrial gases and welding equipment. He currently serves on the board of directors for Allied Insurance Corporation. Mr. Maier received his Bachelor of Science degree in Mechanical Engineering from the Indiana
  Institute of Technology and his Masters in Business
  Administration degree from the Harvard Business School.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
                           OF EACH NAMED NOMINEE

                                                                  SERVED AS
                                                                  DIRECTOR
NAME, AGE, PRINCIPAL OCCUPATION OR POSITION, OTHER DIRECTORSHIPS    SINCE
----------------------------------------------------------------  ---------

TO CONTINUE IN OFFICE UNTIL 2004:

F. Walter Riebenack, 64.......................................      1999

  Mr. Riebenack was elected a Director of the Company in January
  1999. He is presently the Managing Member of U.S. Capital
  Advisors, L.L.C., a management consulting firm. From 1990 until December, 2002, he served as the Chief Financial
  Officer, General Counsel and as a member of the Board of Site-Blauvelt Engineers, Inc., a multi-disciplinary consulting engineering firm offering transportation design, geotechnical engineering, subsurface exploration, construction inspection and materials testing services to a wide range of clients in both the public and private sectors of the marketplace, with offices in New Jersey, Pennsylvania, New York, Delaware,
  Virginia, Ohio, Maryland, South Carolina and West Virginia. He also serves as a consultant to Site-Blauvelt Engineers, Inc., and serves on the Board of Members of Harbor Investments, L.L.C. and Harbor Investments II, L.L.C., two private equity funds. Mr. Riebenack received his law degree along with his Bachelor of Business Administration degree in Finance and Accounting from the University of Notre Dame. Mr. Riebenack has served as an instructor of Business Law at Indiana
  University in Fort Wayne, Indiana and has also served as an instructor of Business Law, Principles of Insurance and Seminars in Business at the University of St. Francis in Fort
  Wayne, Indiana.

TO CONTINUE IN OFFICE UNTIL 2005:

Gary E. West, 66..............................................      1997

  Mr. West has served as Chairman of the Board of Directors of the Company since 1984. From 1970, when he purchased the Company, to March 1995, Mr. West served as President of the
  Company. Mr. West has also served as President of West
  Rentals, Inc. and Equip Lease Corp. and Vice President of
  Acetylene Products Corp. since 1992, 1988 and 1985, respectively. From June 1993 to 2002, he served as a director of WesBanco Wheeling, and since June 1990 he has served as a director of H.E. Neumann Co., a plumbing, heating and mechanical contracting company. Mr. West received his Bachelor of Science degree in Business Administration from West Liberty
  State College.

James P. Hart, 49.............................................      1997

  Mr. Hart was elected a director of the Company in January
  1997. Mr. Hart was appointed as President of the Company in June 2003. He served as Vice President and Chief Financial
  Officer of Industrial Scientific Corporation ("ISC"), a manufacturer of portable instruments used for detecting and monitoring a variety of gases, from August 1994 through September 2002. From March 1984 to August 1994, Mr. Hart was
  Treasurer and Controller of ISC. Mr. Hart holds a Bachelor of
  Science degree in Accounting from the University of Scranton.

COMMON STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND OFFICERS

     The following table sets forth information regarding the amount of the outstanding Common Stock as of September 11, 2003 beneficially owned by each director and nominee, each of the Named Executive Officer (as defined under the heading of Executive Compensation) and all of the directors and executive officers of the Company as a group:

                                                                                     PERCENT OF
                                                               NUMBER OF SHARES     COMMON STOCK
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED   OUTSTANDING(1)
------------------------                                      ------------------   --------------
Gary E. West................................................      7,079,100(2)          75.1
William A. Indelicato (3)...................................         87,366                *
Gerald W. Zehala (4)........................................         14,268                *
Robert D. Scherich (5)......................................         19,964                *
Ben Exley, IV (3)...........................................         10,100                *
James P. Hart (3)...........................................         18,700                *
August E. Maier (6).........................................          9,500                *
F. Walter Riebenack (7).....................................         14,000                *
All directors and executive officers as a group (8 persons)
  (8).......................................................      7,252,998             77.0

---------------

  * Represents beneficial ownership of less than one percent.

(1) Percentages are determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) Gary E. West beneficially owns and controls a portion of the shares indicated through two grantor retained annuity trusts.

(3) Includes 8,500 options exercisable within sixty days of September 1, 2003.

(4) Includes options to purchase 13,875 shares of Common Stock exercisable within sixty days of September 1, 2003.

(5) Includes 17,565 options exercisable within sixty days of September 1, 2003.

(6) Includes 7,500 options exercisable within sixty days of September 1, 2003.

(7) Includes options to purchase 2,500 shares of Common Stock exercisable within sixty days of September 1, 2003.

(8) Includes 66,940 options exercisable within sixty days of September 1, 2003.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of September 11, 2003:

                                                              AMOUNT AND NATURE OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   OF CLASS(1)
------------------------------------                          --------------------   -----------
Gary E. West (2)............................................       7,079,100            75.1
Entities affiliated with T. Rowe Price Associates, Inc.
  (3).......................................................         776,100             8.2
Entities affiliated with Bislett Partners LP (4)............         541,800             5.7

---------------

(1) Percentages are determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Mr. West's address is c/o Valley National Gases Incorporated, 200 West Beau Street, Suite 200, Washington, Pa 15301. A portion of his shares are beneficially owned and controlled through two grantor retained annuity trusts.

(3) As provided in an amended Form 13G filed with the SEC on February 5, 2003.
    T. Rowe Price Associates, Inc., a registered investment advisor, holds sole voting power as to 52,900 shares and sole dispositive power as to 776,100 shares. T. Rowe Price Small-Cap Value Fund, Inc., holds sole voting power as to 700,000 shares. Their address is 100 E. Pratt Street, Baltimore, Maryland, 21202.

(4) As provided in an amended Form 13G filed with the SEC on January 27, 2003. Bislett Partners L.P. is a California Limited Partnership located at 868 South California Avenue, Palo Alto, California, 94306 and holds sole voting and dispositive power as to 7,500 shares and shared voting and dispositive power as to 533,800 shares.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met five times during fiscal 2003. Each incumbent director attended at least 75% of the meetings of the Board and committees on which he served during fiscal 2003.

     The Board of Directors has an Executive Committee, an Audit and Finance Committee, and a Nominating and Compensation Committee, all of which were formed in January 1997. The Executive Committee, of which Messrs. West and Indelicato are members, met one time in the past fiscal year. The Audit and Finance Committee, of which Messrs. Hart, Exley and Riebenack were members, reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. This committee met three times in the past fiscal year. This committee meets independently with representatives of the Company's independent auditors and with representatives of senior management. See "Audit and Finance Committee Report". The members of the Audit and Finance Committee for fiscal 2003 were Messrs. Hart, Exley and Riebenack. Messrs. Exley and Riebenack were independent pursuant to Section 121(A) of the American Stock Exchange listing standards. Mr. Hart was appointed as the Company's as President in June 2003 and became an employee of the Company at that time. As a result, Mr. Hart was no longer independent under the American Stock Exchange listing standards. The Board of Directors determined that it was in the best interest of the Company and its shareholders for Mr. Hart to remain on the Audit Committee following his appointment as President until the Company is able to name a replacement, meeting the American Stock Exchange listing standards. The Nominating and Compensation Committee, of which Messrs. West, Indelicato and Maier are members, establishes and oversees the compensation policies of the Company and determines executive compensation. This committee held three meetings in the past fiscal year. See "Compensation Committee Report on Executive Compensation".

DIRECTOR COMPENSATION

     The Company pays each non-employee director a $1,250 fee for each Board meeting attended and a $600 fee for each Committee meeting attended. Each Committee Chairman receives an annual retainer of $4,200. All other non-employee directors receive an annual retainer of $3,000. Directors are also reimbursed for certain reasonable expenses incurred in attending meetings. Officers of the Company do not receive any additional compensation for serving the Company as members of the Board of Directors or any of its Committees.

     The Company did not grant options to purchase shares of the Common Stock to any of the four independent directors during fiscal year 2003.

     William A. Indelicato, a director of the Company, provides consulting services to the Company concerning all aspects of the Company's acquisition program. In addition, the Company retains ADE Vantage, Inc. to provide consulting services. From February 2002 to October 2002, Mr. Indelicato served as the Acting Chief Executive Officer for the Company under the terms of his consulting agreement. Since June 2003, Mr. Indelicato has been serving as the Chief Executive Officer for the Company under the terms of his consulting agreement. See "Executive Compensation - Compensation Committee Interlocks and Insider Participation - Indelicato and ADE Vantage, Inc. Consulting Arrangements."

     From February 2002 to October 2002, August E. Maier, a Director of the Company, served as the Acting President for the Company under a consulting agreement. The Company paid $50,800 to Mr. Maier under this agreement during fiscal year 2003.

EXECUTIVE OFFICERS

             NAME               AGE                        POSITION
             ----               ---                        --------
Gary E. West..................  66    Chairman of the Board of Directors
William A. Indelicato.........  64    Chief Executive Officer, Vice Chairman and Director
James P. Hart.................  49    President and Director
Gerald W. Zehala..............  57    Executive Vice President and Chief Operating
                                      Officer
Robert D. Scherich............  43    Chief Financial Officer and Secretary

     Gerald W. Zehala, Executive Vice President and Chief Operating
Officer. Mr. Zehala has served as the Company's Chief Operating Officer since June 2003. From 2001 to 2003 he managed the Company's Florida Operations. The five years preceding that Mr. Zehala served as Vice President of Acquisitions and Assimilations for the Company. He has also served in various other management positions during his twenty-seven years in the industry. Before joining the Company in 1991, he spent fifteen years with the Harvey Company and the Linde Division of Union Carbide. Prior to joining the industry in 1976, Mr. Zehala was Vice President of Reliable Transfer, Inc. for seven years.

     Robert D. Scherich, Chief Financial Officer. Mr. Scherich has served as the Company's Chief Financial Officer since May 1996. From January 1993 to April 1996, he served as Controller and General Manager of Wheeling Pittsburgh Steel Corporation, a subsidiary of WHX Corporation, and from January 1988 to December 1993 he served as Division Controller of such corporation. Mr. Scherich was an accountant with Ernst & Whinney from 1981 to 1984. Mr. Scherich received a Bachelor of Science degree in Accounting from The Pennsylvania State University and is a Certified Public Accountant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than ten percent beneficial shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such forms it has received and written representations that no other reports were required, the Company believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during its fiscal year ended June 30, 2002.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain summary information for the fiscal years ended June 30, 2001, 2002 and 2003 concerning the compensation awarded or paid to, or earned by each of the Named Executive Officers, Chairman and former Executive Vice President during such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                       ANNUAL COMPENSATION                COMPENSATION
                                          ---------------------------------------------   ------------
                                                                           OTHER ANNUAL    SECURITIES     ALL OTHER
NAME AND                                                                   COMPENSATION    UNDERLYING    COMPENSATION
PRINCIPAL POSITION                        YEAR   SALARY($)   BONUS($)(1)      ($)(2)       OPTIONS(#)       ($)(3)
------------------                        ----   ---------   -----------      ------       ----------       ------
Gary E. West............................  2003     89,700           --            --             --          3,641
Chairman                                  2002     89,700           --            --             --          9,027
                                          2001     89,700      196,224            --             --          3,932

William A. Indelicato (4)...............  2003         --           --       $93,300             --             --
Chief Executive Officer                   2002         --           --       $98,106          2,000             --
                                          2001         --           --            --             --             --

James P. Hart, President (7)............  2003      9,692           --       $11,900         50,000             --

Gerald W. Zehala........................  2003    111,048           --            --         30,000          6,078
Executive Vice President                  2002     87,622       26,010            --          4,000          5,313
and Chief Operating Officer               2001     85,063       22,372            --          3,000          5,398

Robert D. Scherich......................  2003    113,296           --            --          4,000          6,855
Chief Financial Officer                   2002    101,346       23,000            --             --         11,508
                                          2001     97,034       37,000            --          4,000          7,323

Michael L. Tyler (5)....................  2003    145,538           --            --         50,000        289,734
Former President and
Chief Executive Officer

John R. Bushwack (6)....................  2003     95,980           --            --             --        256,855
Former Executive Vice President           2002    154,251       10,000            --             --         27,050
and Chief Operating Officer               2001    148,340       90,000            --          5,000          8,323

---------------

(1) Includes bonuses earned in the reported year. The payment of bonuses is at the discretion of the Nominating and Compensation Committee of the Board of Directors.

(2) The Company has not included in the Summary Compensation Table the value of incidental personal perquisites furnished by the Company to the Named Executive Officers since such value did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any of such Named Executive Officers. The amount reflected for Mr. Indelicato represents payments by the Company of $9,300 as director fees and of $84,000 under a consulting agreement. The amount reflected for Mr. Hart represents payments by the Company as director fees.

(3) Represents contributions made by the Company on behalf of the Named Executive Officers under the Company's 401(k) Plan during fiscal 2003. The fiscal 2002 amounts for Mr. Bushwack and Mr. Scherich also include the cash value of life insurance policies assigned to them by the Company in the amount of $17,099 and $4,185, respectively. The fiscal 2003 amounts for Mr. Bushwack and Mr. Tyler also include the amounts paid or to be paid under separation agreements to them by the Company in the amount of $250,000 and $284,169, respectively.

(4) Mr. Indelicato was the Acting Chief Executive Officer from February 2002 to October 2002 and was appointed as the Chief Executive Officer in June 2003.

(5) Mr. Tyler resigned as an officer and director of the Company effective June 2003.

(6) Mr. Bushwack resigned as an officer and director of the Company effective January 2003.

(7) Mr. Hart was appointed President on June 1, 2003. The amount reflected for Mr. Hart as other compensation represents payments by the Company for director fees.

STOCK OPTION GRANTS

     The following table shows for the fiscal year ended June 30, 2003, certain information regarding options granted to the Named Executive Officers, Chairman and former Executive Vice President and the potential realizable value of options granted in fiscal 2003 at assumed rates of return:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                    OPTION/SAR
                                               INDIVIDUAL GRANTS(1)                         POTENTIAL REALIZABLE
                         ----------------------------------------------------------------     VALUE AT ASSUMED
                          NUMBER OF      % OF TOTAL                                         ANNUAL RATES OF STOCK
                          SECURITIES    OPTIONS/SARS                                         PRICE APPRECIATION
                          UNDERLYING     GRANTED TO                                            FOR OPTION TERM
                         OPTIONS/SARS   EMPLOYEES IN   EXERCISE OR BASE                     ---------------------
         NAME             GRANTED(#)    FISCAL YEAR      PRICE($/SH)      EXPIRATION DATE     5%($)      10%($)
         ----            ------------   ------------   ----------------   ---------------   ---------   ---------
Gary E. West...........       None          None             None                 None          None        None
William A.
  Indelicato...........       None          None             None                 None          None        None
James P. Hart..........     50,000            36%           $8.00            6/12/2113      $120,432    $428,701
Gerald W. Zehala.......     30,000            21%           $8.00            5/31/2113      $ 16,551    $168,514
Robert D. Scherich.....      4,000             3%           $5.70            1/29/2113      $ 14,339    $ 36,337
Michael L. Tyler.......     50,000            36%           $6.20           10/14/2112      $194,957    $494,060
John R. Bushwack.......       None          None             None                 None          None        None

---------------

(1) The options vest three years after the date of the grant and have a term of ten years. The options are exercisable at a price equal to or greater than the fair market value of the shares of Common Stock on the date of the grant.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table presents information with respect to stock options exercised during the last fiscal year by the Named Executive Officers, Chairman and former Executive Vice President, as well as the status and current value of unexercised stock options held as of June 30, 2003.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 SHARES                  OPTIONS AT JUNE 30, 2003        IN-THE-MONEY OPTIONS
                                ACQUIRED                        (# SHARES)                AT JUNE 30, 2003(1)
                               ON EXERCISE    VALUE     ---------------------------   ---------------------------
            NAME               (# SHARES)    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   --------   -----------   -------------   -----------   -------------
Gary E. West.................       0           0              0              0         $     0        $    0
William A. Indelicato........       0           0          8,500          4,000         $ 7,388        $4,400
James P. Hart................       0           0          8,500         54,000         $ 7,388        $4,400
Gerald W. Zehala.............       0           0         13,875         37,000         $12,234        $6,600
Robert D. Scherich...........       0           0         17,565          8,000         $15,284        $9,800
Michael L. Tyler.............       0           0              0         50,000         $     0        $    0

---------------

(1) Values have been determined based upon the difference between the per share option exercise price and the closing price of the Company's Common Stock on June 30, 2003.

BENEFIT PLANS

     401(k) Plan. The Company has a qualified 401(k) savings and retirement plan (the "401(k) Plan"). Eligibility to participate in the 401(k) Plan begins for each employee at the beginning of the quarter following the employee's hire date as a full-time employee ("Eligible Employees"). The 401(k) Plan allows Eligible Employees to defer into their plan account a certain dollar amount or stated percentage of their salary, not to exceed statutorily mandated annual limits (the "Employee Contributions"). Eligible Employees are 100% vested in their Employee Contributions. The Company makes contributions to all participating Eligible Employees' plan accounts in an amount equal to 3% of the participant's salary or wages. The Company also makes additional contributions in the amount of a 50% match of the first 4% of voluntary contribution by the employee. Distributions under the 401(k) Plan may be made at retirement, death, permanent disability or other termination of employment, in a lump sum.

CERTAIN AGREEMENTS WITH EXECUTIVE OFFICERS

     On October 15, 2002, the Company and Mr. Tyler entered into an employment agreement setting his annual salary at $220,000. On June 1, 2003 the Company and Mr. Tyler entered into an agreement whereby Mr. Tyler agreed to resign as an officer and director of the Company and the Company agreed to pay the previously agreed upon salary through nine semi-monthly payments of $9,167 for the term of the original agreement and to pay $18,333, for twelve months beginning in July 2003, as compensation for Mr. Tyler's covenant not to compete with the Company. The Company paid $18,334 to Mr. Tyler under this agreement during fiscal year 2003.

     On November 22, 2002 the Company and Mr. Buswack entered into an agreement whereby Mr. Bushwack agreed to resign as an officer and director of the Company and the Company agreed to pay $12,500, for twelve months beginning in January 2003, as compensation for Mr. Buswack's covenant not to compete with the Company and to pay $16,667, for six months beginning in January 2003, as compensation for Mr. Buswack's consulting agreement. On April 1, 2003, the Company and Mr. Buswack entered into an amendment to the original agreement whereby Mr. Bushwack agreed to waive the outplacement provisions and the Company agreed to pay the balance of consulting agreement and covenant not to compete. The Company paid $250,000 to Mr. Bushwack under these agreements during fiscal year 2003.

     On June 1, 2003, the Company and Mr. Hart entered into an employment agreement setting his annual salary as President at $180,000.

     On June 1, 2003, the Company and Mr. Zehala entered into an employment agreement setting his annual salary as Chief Operating Officer at $150,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Company's Nominating and Compensation Committee consists of Messrs. West, Indelicato and Maier. Mr. West is the Chairman of the Board of Directors, Mr. Indelicato is the Vice Chairman and Chief Executive Officer and Mr. Maier served as the Acting President of the Company from February 2002 to October 2002. During the year ended June 30, 2003, no other interlocking relationship existed between any member of the Company's Compensation Committee and any other member of the Company's Board of Directors. Mr. Indelicato and ADE Vantage Inc. provide consulting services to the Company. Mr. Maier has provided services as the Company's Acting President under the terms of a consulting agreement. In addition, the Company leases certain buildings and equipment from West Rentals, Inc., a Company owned by Mr. West. West Rentals, Inc. employees also supply certain services for the Company. The Company leased an airplane from EquipLease Corp., a corporation wholly owned by Mr. West, and leases certain properties from RealEquip-Lease, LLC, a company owned by the daughters of Mr. West. Mr. West is also a Director and shareholder of Acetylene Products Corp., a company that leases space to the Company. These transactions are more fully described below.

INDELICATO AND ADE VANTAGE, INC. CONSULTING ARRANGEMENTS

     Mr. Indelicato provides consulting services to the Company concerning all aspects of the Company's acquisition program under the terms of a consulting agreement. Mr. Indelicato served as the Acting Chief Executive Officer under the terms of the consulting agreement from February 2002 through October 2002 and as Chief Executive Officer since June 2003. The agreement with Mr. Indelicato provides for a monthly retainer fee of $7,000, reimbursement of out-of-pocket expenses related to the performance of services, plus compensation of $86.50 per hour spent in connection with the acquisition program, up to a maximum of 210 hours. In addition, the Company retains ADE Vantage, Inc. ("ADE") to provide consulting services. Mr. Indelicato is President of ADE. This agreement has a one-year term. Payments to Mr. Indelicato and ADE for fiscal 2003 under a prior consulting agreement totaled $155,327.

WEST RENTALS, INC.

     The Company leases 34 buildings from West Rentals, Inc., a West Virginia corporation ("West Rentals"), of which 32 are leased pursuant to a Master Lease Agreement (the "Master Lease") and 2 of which are leased pursuant to pass-through subleases. Mr. West is the sole shareholder of West Rentals. The Master Lease terminates on April 30, 2011 and may be renewed for an additional five-year term. Currently, the Company pays an aggregate of $159,662 a month to West Rentals as rent for all real property leased. In addition, the Company pays all utility bills and fees as well as all property and local taxes on the real property leased from West Rentals. The Company also rents cylinders and trailers from West Rentals and currently pays approximately $5,625 a month to West Rentals for such rentals. Employees of West Rentals provide occasional construction and maintenance related services to the Company. West Rentals bills the Company for such services on an hourly basis. Aggregate expenditures by the Company under the Master Lease and for rental of cylinders and trailers was approximately $1,915,938 for the fiscal year ended June 30, 2003. The Company believes that the amounts it has paid for rental of real property, cylinders and trailers have not been less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

ACETYLENE PRODUCTS CORP.

     The Company leases two buildings from Acetylene Products Corp. ("APC") under ten-year leases expiring in March 2008 for an aggregate amount of $11,575 per month. Mr. West is a Director and shareholder of APC. The Company believes that the current arrangements with APC are not less favorable than could be obtained in arms-length transactions with unaffiliated third parties. During fiscal 2003, the Company paid APC $139,100.

EQUIPLEASE, CORP.

     EquipLease Corp. ("EquipLease"), a corporation wholly owned by Mr. West, leased an airplane to the Company at a monthly rate of $7,157. The Company terminated this lease in May 2003, resulting in a payment of $267,029. The Company paid a total of $338,599 to EquipLease for rental of the airplane during fiscal 2003. The Company believes that the arrangements with EquipLease have not been less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

REALEQUIP-LEASE, LLC

     RealEquip-Lease, LLC ("RealEquip"), a company wholly owned by the two daughters of Mr. West, leases three properties to the Company for an aggregate amount of $11,786 per month. Mr. West serves as a non-member manager of RealEquip. During fiscal year 2003, the Company paid RealEquip $141,431. The Company believes that the arrangements with RealEquip have not been less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

GEW REALTY, LLC

     GEW Realty, LLC ("GEW"), a company wholly owned by Mr. West, leases three properties to the Company for an aggregate amount of $4,823 per month. During fiscal year 2003, the Company paid GEW

$57,876. The Company believes that the arrangements with GEW have not been less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

MAIER CONSULTING AGREEMENT

     Mr. Maier served as the Company's Acting President under a consulting agreement with the Company from February 2002 to October 2002. The terms of the agreement provide for compensation at the rate of $80.00 per hour. Payments to Mr. Maier under this agreement totaled $50,800 during fiscal 2003.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

     The Company's executive compensation program is administered by the Nominating and Compensation Committee of the Board of Directors, which is comprised of two non-employee directors and one employee director. The Nominating and Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

     The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Committee is guided by the following principles: (i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by competitive companies for officers in comparable positions so that the Company can attract and retain qualified executives and (ii) individual compensation should include components which reflect both the financial performance of the Company and the performance of the individual.

     The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. In general, the Company's compensation program attempts to limit increases in salaries and favors bonuses based on revenues, operating profit and individual merit. The Nominating and Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder value and further believes that executive officers can best increase shareholder value by managing the revenues and operating profit of the Company and by conceiving, developing and positioning the leading products and services in the Company's chosen markets.

     Compensation payments in excess of $1 million to the Chief Executive Officer or other executive officers are subject to a limitation of deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Committee does not expect cash compensation to its Chief Executive Officer or any other executive officer in the foreseeable future to be in excess of $1 million.

BASE SALARY

     The Nominating and Compensation Committee sets the base salary for executives at the beginning of each fiscal year, based upon a review of the salaries for comparable positions in companies in the Company's industry and other related industries, the historical compensation levels of the Company's executives and the individual performance of the executives in the preceding year.

---------------

1 The material in this report is not "soliciting material," is not deemed
  "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

MERIT BONUS PROGRAM

     Each year the Nominating and Compensation Committee intends to adopt management incentive plans for the executive officers, which reflect the Committee's belief that a portion of each executive officer's compensation should be tied to the achievement by the Company of its revenue and profit goals and balance sheet performance objectives, and by each executive officer of his individual objectives as determined by the Nominating and Compensation Committee. Merit bonus goals based on the fiscal 2002 operating plan were determined by the Nominating and Compensation Committee and approved by the Board of Directors at the beginning of the fiscal year based upon these criteria. In addition, the plans for fiscal 2002 prescribed adjustments in the merit bonus goals based upon the Company's actual operating profit. At the end of the fiscal year, the Board of Directors approved a merit bonus pool to be allocated by the CEO with the Nominating and Compensation Committee approving individual bonuses for all key executives based on the executive's performance relative to his or her performance objectives.

STOCK-BASED COMPENSATION

     Awards of stock options under the Company's stock option plan are designed to closely tie the long-term interests of the Company's executives and its shareholders and to assist in the retention of executives. The Nominating and Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. However, all grants of stock options are ultimately authorized by the Company's Board of Directors. The Nominating and Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company. Options generally have a three-year vesting period to encourage key employees to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. None of the named executive officers other than the Acting Chief Executive Officer received a stock option grant in fiscal 2002. The Acting Chief Executive Officer received a grant of a stock option as compensation for his services as a director.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. However, it is intended that the bonus portion of the compensation package represent a larger portion of total compensation than other executive officers. Mr. Tyler served as the Chief Executive for the Company from October 15, 2002 to June 1, 2003. Mr. Tyler's compensation during fiscal 2003 consisted of his base salary plus payments made in connection with a covenant not to compete with the Company following the termination of his employment. Mr. Indelicato was appointed as the Chief Executive Officer under a consulting agreement in June 2003. The terms of the consulting agreement in effect in fiscal 2003 provided for a monthly retainer of $7,000 reimbursement of out-of-pocket expenses related to the performance of services, plus compensation of $86.50 per hour spent in connection with the acquisition program, up to a maximum of 210 hours, plus a variable payment for each acquisition completed in an amount based primarily on the purchase price and the annual sales of the business acquired. See "Executive Compensation - Summary Compensation Table."

                                     ******

     The foregoing report is provided by the following directors, who were members of the Nominating and Compensation Committee on June 30, 2003:

                             August Maier, Chairman
                             William A. Indelicato
                                  Gary E. West

                     AUDIT AND FINANCE COMMITTEE REPORT(2)

     The members of the Audit and Finance Committee for fiscal 2003 were Messrs. Hart, Exley and Riebenack. Messrs. Exley and Riebenack were independent pursuant to Section 121(A) of the American Stock Exchange listing standards. Mr. Hart was appointed as the Company's as President in June 2003 and became an employee of the Company at that time. As a result, Mr. Hart was no longer independent under the American Stock Exchange listing standards. The Board of Directors determined that it was in the best interest of the Company and its shareholders for Mr. Hart to remain on the Audit Committee following his appointment as President until the Company is able to name a replacement, meeting the American Stock Exchange listing standards. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Annex B.

     The Committee has reviewed and discussed the Company's consolidated audited financial statements for the year ended June 30, 2003 with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Company's independent accountants also provided to the Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants are compatible with maintaining the accounting firm's independence and has determined that such fees are compatible with maintaining the accounting firm's independence.

     Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 to be filed with the Securities and Exchange Commission.

                                     ******

     The foregoing report is provided by the following directors, who were members of the Audit and Finance Committee on June 30, 2003:

                            Ben Exley, IV, Chairman
                              F. Walter Riebenack
                                 James P. Hart

---------------

2 This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1993 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PRINCIPAL ACCOUNTANTS FEES AND SERVICES

     Aggregate fees for professional services rendered to the Company by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), Ernst and Young LLP ("Ernst & Young") and Arthur Andersen as of or for(3) the years ended December 31, 2003 and 2002, were:

                                                                2003       2002
                                                              --------   --------
AUDIT.......................................................  $110,545   $ 88,000
AUDIT RELATED...............................................  $     --   $     --
TAX.........................................................  $122,283   $ 42,410
ALL OTHER...................................................  $     --   $     --
                                                              --------   --------
TOTAL.......................................................  $232,828   $143,410
                                                              ========   ========

     The AUDIT fees for the year ended June 30, 2003 were for professional services rendered by both PricewaterhouseCoopers and Ernst and Young, since the Company dismissed Ernst and Young as it's independent auditors on March 7, 2003. The aggregate fees billed for the fiscal year-ended June 30, 2003 for professional services rendered for the consent and review of financial statements by PricewaterhouseCoopers included in the Company's Form 10-Q for the third quarter of fiscal year 2003 and for the consent and audit of financial statements of financial statements by PricewaterhouseCoopers included in the Company's Form 10-K for fiscal year 2003 were $83,200, which included out of pocket expenses. The aggregate fees billed for the fiscal year-ended June 30, 2003 for professional services rendered for the consent and review of financial statements by Ernst and Young included in the Company's Form 10-Q for the first two quarters of fiscal year 2003 were $27,345, which included of out of pocket expenses. The Audit fees for the year ended June 30, 2002 for professional services rendered for the consent and review of financial statements included in the Company's Form 10-Q for quarters in fiscal year 2002 and for the consent and audit of financial statements included in the Company's Form 10-K for fiscal year 2002 were $71,300 and $17,700, including out of pocket expenses, by Ernst and Young and Arthur Andersen, respectively.

     There were no AUDIT RELATED fees as of the year-ended June 30, 2003 and 2002, respectively.

     TAX fees as of the year ended June 30, 2003 rendered by PricewaterhouseCoopers for services related to tax compliance, including the preparation of the tax returns, and tax planning were $22,000. Tax fees as of the year ended June 30, 2003 rendered by Ernst and Young for services related to tax compliance, including the preparation of the tax returns, tax planning, as well as assistance with tax audits were $100,283. Tax fees as of the year-ended June 30, 2002 rendered by Arthur Andersen were for services related to tax compliance, including the preparation of the tax returns, tax planning, as well as assistance with tax audits. There were no fees billed by Ernst & Young for tax fees for the year ended June 30, 2002.

     There were no other fees to report that would be included in the ALL OTHER fees category as of the year-ended June 30, 2003 and June 30, 2002.

AUDIT COMMITTEE PRE-APPROVAL POLICY

     The Company's Audit Committee approves all fees to be paid for audit and non-audit services of the Company's independent auditor prior to engagement.

                         CHANGE IN INDEPENDENT AUDITORS

     On March 7, 2003, the Company determined to dismiss its independent auditors, Ernst & Young LLP and to engage the services of PricewaterhouseCoopers LLP as its new independent auditors. This determination was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

---------------

3 The aggregate fees included in Audit are fees billed for the fiscal years for the audit of the registrant's annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

PricewaterhouseCoopers LLP was engaged to audit the financial statements of the Company for the fiscal year ending June 30, 2003.

     During the fiscal year ended June 30, 2002, and the subsequent interim period through March 7, 2003, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP's satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the fiscal year ended June 30, 2002 or within the interim period through March 7, 2003.

     The audit reports of Ernst & Young LLP on the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal year ended June 30, 2002, and the subsequent interim period through March 7, 2003, the Company did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in
Item 304(a)(2)(i) and (ii) of Regulation S-K.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Executive Compensation - Compensation Committee Interlocks and Insider Participation."

                              PERFORMANCE GRAPH(4)

     The following graph sets forth a comparison for the period beginning June 30, 1998 and ending June 30, 2003, of the cumulative total return on a $100.00 investment in the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return, assuming reinvestment of dividends, on an investment of $100.00 for the same period for companies in the S&P Chemical Composite Index and in the S&P 500 Index. The indices are included for comparative purposes only. They do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's Common Stock and are not intended to forecast or be indicative of future performance of the Common Stock.

                          TOTAL RETURN TO SHAREHOLDERS
[GRAPH]                  (DIVIDENDS REINVESTED MONTHLY)

                                               VALLEY NATIONAL GASES INC.         S&P 500 INDEX          S&P CHEMICALS COMPOSITE
                                               --------------------------         -------------          -----------------------
June 98                                                 100.00                       100.00                      100.00
June 99                                                  38.64                       122.76                       98.64
June 00                                                  44.32                       131.65                       76.49
June 01                                                  44.09                       112.13                       88.07
June 02                                                  65.00                        91.96                       93.92
June 03                                                  54.09                        92.19                       89.08

          MONTH ENDING
                                    JUNE 98    JUNE 99    JUNE 00    JUNE 01    JUNE 02    JUNE 03
Valley National Gases Inc.......    100.00      38.64      44.32      44.09      65.00      54.09
S&P 500 Index...................    100.00     122.76     131.65     112.13      91.96      92.19
S&P Chemicals Composite.........    100.00      98.64      76.49      88.07      93.92      89.08

                                     VOTING

     A plurality of the votes cast are required to elect the directors. The Company's Articles of Incorporation do not provide for cumulative voting. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote which are present in person or represented by proxy at the 2002 Annual Meeting is required to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of the nominees for election as directors and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such other

---------------

4 This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1993 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

matters. Votes withheld for director nominees will not be counted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. If no specification is made on a duly executed proxy, the proxy will be voted FOR the election of the directors nominated by the Board of Directors and in the discretion of the persons named as proxies on such other business as may properly come before the meeting or any adjournment or postponement thereof.

                             SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended to be presented at the 2004 Annual Meeting must be received by the Company by June 1, 2004, for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

     In order for a Shareholder to nominate a candidate for director, under the Company's Bylaws, timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days prior to the date of any meeting of the shareholders at which directors are to be elected. The Shareholder filing the notice of nomination must describe various matters related to the nominee and the shareholder filing the notice, as specified in the Company's Bylaws, including such information as name, address, occupation, and number of shares held.

     In order for a Shareholder to bring other business before a Shareholder meeting, timely notice must be given to the Company. To be timely, such notice must be delivered to or mailed and received at the Company's principal executive offices not less than 60 days before nor more than 90 days prior to the meeting. However, if the meeting is not held on the first Tuesday in August, and less than 60 days' notice or prior public disclosure of the meeting date is given or made to shareholders, then the notice from the shareholder must be received by the close of business on the 15th day following the day on which such notice of the meeting date was mailed or such public disclosure was made, whichever occurs first. Such notice must include a description of the proposed business, the reasons therefore and other matters specified in the Company's Bylaws. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Shareholder action in accordance with applicable law. These requirements are separate from and in addition to the requirements a Shareholder must meet to have a proposal included in the Company's proxy statement.

     In each case the notice must be given to the Secretary of the Company, whose address is 200 West Beau Street, Suite 200, Washington, Pennsylvania 15301. Any Shareholder desiring a copy of the Company's Restated Articles of Incorporation, as amended, or Bylaws will be furnished a copy without charge upon written request to the Secretary.

                                 MISCELLANEOUS

     Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy and vote in person. A postage-paid, return- addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

                                          By Order of the Board of Directors

                                          /s/ Robert D. Scherich

                                          Robert D. Scherich, Secretary
Washington, Pennsylvania
September 29, 2003

                                    ANNEX A
                       VALLEY NATIONAL GASES INCORPORATED
                      AUDIT AND FINANCE COMMITTEE CHARTER

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's external auditors.

     The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange.

     The Audit Committee shall have the authority to retain special legal, accounting, financial, information systems or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall meet at least twice annually, or more frequently as circumstances dictate.

     The Audit Committee shall make regular reports to the Board.

     The Audit Committee shall:

      1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      2. Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

      3. Review with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements.

      4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

      5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management prior to such changes being implemented.

      7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

      8. Review and approve all contracts with the independent auditor. Approve the fees to be paid to the independent auditor prior to engagement.

      9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

     10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     12. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     13. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

          (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          (b) Any changes required in the planned scope of the internal audit.

     14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     15. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

     16. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     17. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions, with no other parties present.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

     Approved by the Audit and Finance Committee of Valley National Gases June 2, 2000.

                                 FORM OF PROXY

                                     [BACK]

                  MARK CHOICE AS INDICATED IN THIS EXAMPLE [X]

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:

1. Election of Three Directors

   FOR NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY) [ ]

   WITHHOLD AUTHORITY TO VOTE FOR NOMINEES LISTED [ ]

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)

   Nominees: For term expiring in 2006:

           Ben Exley, IV
           William A. Indelicato
           August Maier

     The undersigned hereby acknowledges receipt of the 2003 Annual Report to Shareholders and the Notice of said Annual Meeting and accompanying Proxy Statement.

     Please sign as registered and return promptly in the enclosed envelope to:
Valley National Gases Incorporated, c/o American Stock Transfer Company, 59 Maiden Lane, New York, New York 10038.

           Dated this          day of          , 2003

                       (If Stock is owned in joint names, both owners must sign, or if owned by a corporation, partnership or trust, this Proxy must be signed by an authorized officer, partner or trustee.) If the address at left is incorrect, please write in the correct information.

                              FOLD AND DETACH HERE

                                 FORM OF PROXY

                                    [FRONT]

                       VALLEY NATIONAL GASES INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gary E. West and William A. Indelicato, or either of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of VALLEY NATIONAL GASES INCORPORATED (the "Company") to be held on Tuesday, October 28, 2003, commencing at 9:00 a.m., Eastern time, at the Wyndham Pittsburgh Airport Hotel, 777 Aten Road, Coraopolis, Pennsylvania 15108, and at any postponement or adjournment of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified below and in the discretion of any such person on such other business as may properly come before the meeting and any postponement or adjournment thereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SAID NOMINEES AS DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                  (continued and to be signed on reverse side)

                              FOLD AND DETACH HERE